Exhibit 99.1

FOR IMMEDIATE RELEASE:

Contact:    Michael Gluk (investors)

Chief Financial Officer

ArthroCare Corporation

512-391-3906

Joele Frank (media)

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449 x 107

jfrank@joelefrank.com

ARTHROCARE TO RESTATE FINANCIAL STATEMENTS

AUDIT COMMITTEE OVERSEEING REVIEW OF INTERNAL CONTROLS

AUSTIN, TEXAS — July 21, 2008 — ArthroCare Corp (Nasdaq: ARTC) announced today that it will restate its financial statements for the years ended December 31, 2006 and 2007, the quarters ended September 30, 2006, December 31, 2006, each of the quarters of 2007 and the quarter ended March 31, 2008 as a result of the determination by the Audit Committee of the Board of Directors on July 20, 2008 that the financial statements for such periods can no longer be relied upon. The restatement follows a recommendation by management that revenue in these previously issued financial statements should be adjusted because: the relationship between the Company and DiscoCare, Inc. during the periods being restated was a sales agent relationship, rather than that of a traditional distributor; and that the sales price of products sold to State of the Art Medical Products, Inc. (“SOTA”), Boracchia & Associates and Clinical Technology, Inc. cannot be considered fixed or determinable upon shipment by ArthroCare during the periods being restated. The Company will therefore account for sales by ArthroCare of products to each of these entities from the third quarter of 2006 to March 31, 2008, under a sell-through revenue recognition method that is appropriate for both of these situations, as opposed to a sell-in method. Under the sell-through method, revenue is not recognized until after the surgery is performed or a subsequent sale to another customer occurs. Sales to these companies for periods prior to the third quarter of 2006 will continue to be accounted for under the previous method of revenue recognition, either sell-in or sell-through depending on the terms of the previous contract with each company.

On July 20, 2008, the Audit Committee discussed the matters disclosed in this press release with management and the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”). The restatement primarily involves the timing of revenue recognition from one period to another and is expected to result in a non-cash reduction in revenue for the periods being restated. The restatement is not expected to affect future cash flows. In addition to the changes from the sell-in method to the sell-through revenue recognition method for the four entities discussed above, the restatement will correct errors identified by management regarding: the classification to record as an offset to revenue for commissions paid by ArthroCare to SOTA, Clinical Technology and Arthroscopy & Medical Equipment International, Inc. on products purchased directly by the distributor as principal and subsequently resold to third parties previously recorded as sales and marketing expense; the classification to record as an offset to revenue of distribution and marketing fees paid to SOTA, Boracchia, Frontier Medical, Inc. and Clinical Technology previously recorded as sales and marketing expense that did not meet the criteria of EITF 01-9 “Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vender’s Products);” the allocation of the purchase price for the DiscoCare acquisition on December 31, 2007 under FAS 141, “Business Combinations” as a result of the conclusion that DiscoCare was an agent prior to the acquisition, not a distributor; and a foreign currency translation error in the fourth quarter of 2006 which was identified during management’s conversion to the SAP enterprise financial reporting system.

The sales prices to SOTA, Boracchia, and Clinical Technology were not fixed or determinable under Staff Accounting Bulletin 104, “Revenue Recognition,” which sets forth four criteria which are necessary before revenue can be recognized, including that sales prices are required to be fixed or determinable, due to rebates to the distributors if the distributors sold the products at prices below their purchase price from ArthroCare. Not meeting the criteria can result in a deferral of revenue recognition which is what management expects to occur in the restatement.

While the restatement is being completed, the Audit Committee will oversee a review of the scope and nature of the Company’s internal controls. That review will be conducted by Latham & Watkins LLP with the assistance of FTI Consulting, Inc. Depending on the results of this review, it may be expanded beyond internal controls. This review is being conducted separately from management’s reassessment of the effectiveness of internal control over financial reporting. No conclusions on the effectiveness of internal control over financial reporting or disclosure controls and procedures are expected prior to the conclusion of the restatement and the filing of amended filings with the Securities and Exchange Commission (the “SEC”).

Management estimates that the effect of the restatement will be a non-cash reduction in revenue in 2006 of $4 million to $7 million and in 2007 of $20 million to $25 million. The estimated effect of the restatement on revenue in the first quarter of 2008 will be a reduction of $2 million to $5 million. Management estimates that the restatement will result in material reductions in operating income and net income for the annual and quarterly periods being restated. All estimates contained in this release are subject to change as management completes the restatement of the financial statements. The Company’s independent registered public accounting firm has not audited or reviewed these estimates or ranges. An audit of annual financial statements and/or a Statement of Accounting Standards 100 (“SAS 100”) review of quarterly financial statements could also result in material changes to these ranges and estimates.

Management’s reassessment of its prior accounting for sales to distributors resulted from discussions initiated by PwC.

Management believes that completing the restatement process will enable the Company to continue with its previously announced evaluation of financial and strategic alternatives.

ABOUT ARTHROCARE

Founded in 1993, ArthroCare Corp. (www.arthrocare.com) is a highly innovative, multi-business medical device company that develops, manufactures and markets minimally invasive surgical products. With these products, ArthroCare targets a multi-billion dollar market opportunity across several medical specialties, significantly improving existing surgical procedures and enabling new, minimally invasive procedures. Many of ArthroCare’s products are based on its patented Coblation technology, which uses low-temperature radiofrequency energy to gently and precisely dissolve rather than burn soft tissue — minimizing damage to healthy tissue. Used in more than four million surgeries worldwide, Coblation-based devices have been developed and marketed for sports medicine; spine/neurologic; ear, nose and throat (ENT); cosmetic; urologic and gynecologic procedures. ArthroCare also has added a number of novel technologies to its portfolio, including Opus Medical sports medicine, Parallax spine and Applied Therapeutics ENT products, to complement Coblation within key indications.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained herein constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are indicated by words or phrases such as “anticipates,” “estimates,” “projects,” “believes,” “intends,” “expects,” and similar words and phrases. These statements are based on beliefs and assumptions by the Company’s management, and on information currently available to management. These statements involve risks and uncertainties. Such risks and uncertainties include, but are not limited to: the timing and nature of the final resolution of the accounting issues discussed in this press release; material changes in the Company’s guidance for 2008 or in actual results of operations reported for the second quarter of 2008; any delay in the filing of required periodic reports with the SEC; the timing and results of the review of the effectiveness of internal control over financial reporting (and related internal controls) being conducted with Audit Committee oversight; whether the review is expanded beyond internal controls; changes in the number and/or identities of the entities named in this release or changes in the ranges of estimates and adjustments in this press release due to the audit of the Company’s annual financial statements, the SAS 100 review of quarterly financial statements or as a result of the Company’s responses to comments from the SEC Staff or otherwise; whether a restatement of financial statements will be required for other accounting issues for the same or other periods in addition to the restatement currently expected by management; additional uncertainties related to accounting issues; the results of the Company’s exploration of financial and strategic alternatives; adverse effects on the Company’s business as a result of the restatement process or the review of the effectiveness of internal control over financial reporting or the reactions to such event by customers, suppliers or payors, such as insurance companies, or increased regulatory, media or financial reporting issues and practices, rumors or otherwise; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; and volatility of the Company’s stock price. Actual outcomes and results may differ materially from what is expressed, estimated or implied in any guidance, preliminary revenue estimate or any other forward-looking statement. These and other risks and uncertainties are detailed from time to time in the Company’s SEC filings, including ArthroCare’s Form 10-K for the year ended December 31, 2007. The Company undertakes no obligation to update or correct any forward-looking statement made herein due to the occurrence of events after the issuance of this press release, except as required under applicable federal securities law.